Exhibit (j)(i)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form N-1A of our report dated September 1, 2022, relating to the financial statement of Emerge EMPWR Unified Sustainable Equity ETF, a series of Emerge ETF Trust, as of August 30, 2022, and to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/Cohen & Company, Ltd.

COHEN & COMPANY, LTD.

Cleveland, Ohio

September 1, 2022